[KALMIA INVESTORS LETTERHEAD]




October 9, 1996




Frederick Kleisner,
Chairman of the Board, Chief Executive Officer
and President
Western Realty Corp.
General Partner of Westin Hotels Limited Partnership
The Westin Building
2001 Sixth Avenue
Seattle, Washington  98121

     Re:  Transfer Documents/Westin Hotels Limited Partnership

Dear Mr. Kleisner:

     I am enclosing, for your information (i) a copy of the Agreement of Sale entered into between the Sellers of Limited Partnership Interests ("Units") of Westin Hotels Limited Partnership (the "Partnership") to Kalmia Investors, LLC ("Kalmia"), (attached hereto as Exhibit "A"); (ii) a copy of Assignee Agreement for such transfers (attached hereto as Exhibit "B"). The form of Assignee Agreement has been adapted for use by Kalmia and contains all the material terms and conditions of your standard Assignee Agreement form.

     We will submit to you the originally executed Agreement of Sale for each Seller which has been either notarized or contains a medallion guarantee of the Seller's signature.

     The Agreement of Sale contains a power of attorney granted by the Seller to Kalmia. Among the powers granted to Kalmia, pursuant to the power of attorney, are the rights to receive all benefits and distributions endorsed on the Seller's behalf, any payments received by Kalmia from the Partnership made on or after September 18, 1996, and to amend the books and records of the Partnership, including the Seller's address of record and to direct distributions made by the Partnership to Kalmia.

     Pursuant to the power of attorney, we will instruct the Partnership (a form of instruction is attached hereto as Exhibit "C") to amend the Partnership's books and records to change the Seller's address to Kalmia's address and to direct all distributions, whether they are made payable to Seller or to Kalmia, to be forwarded to Kalmia. Pursuant to the power of attorney, Kalmia will endorse



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Frederick Kleisner
October 9, 1996
Page 2



any payments made to the Seller to be made payable to Kalmia. Kalmia will submit a separate instruction sheet for each Seller, and Kalmia's signature will be medallion guaranteed.

     Please note that the Agreement of Sale contains a provision releasing the General Partner from all claims Seller may have for the General Partner's reliance on such Agreement.

     Based on the foregoing, Western Realty Corp., as general partner of the Partnership, and the Partnership agree that they will honor the instruction sheet and Kalmia's power of attorney; make Kalmia an assignee of record in the Partnership's books and records at such time as the General Partner deems it appropriate in its sole discretion and in the order of priority received; and admit Kalmia as a substituted Limited Partner in the Partnership at such time as it deems appropriate in its sole discretion and in the order of priority received.

     If you agree and accept the foregoing, please indicate the same by executing this letter agreement in the space provided below and returning a copy to me.

     Thank you for your courtesies in this matter.

                         Very truly yours,

                         KALMIA INVESTORS, LLC

                         By:  ARLEN CAPITAL ADVISORS, LLC
                              Its Manager



                         By:  /s/ Don Augustine
                              ----------------------------
                              Don Augustine, Manager


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Frederick Kleisner
October 9, 1996
Page 3


     The foregoing is agreed and accepted, including the instruction sheet attached hereto. Executed this _______th day of October, 1996.



                         WESTERN REALTY CORP.

                         By:  FREDERICK KLEISNER,
                              CHAIRMAN OF THE BOARD,
                              CHIEF EXECUTIVE OFFICER AND
                              PRESIDENT
                              AS GENERAL PARTNER

                         and on behalf of

                         WESTIN HOTELS LIMITED PARTNERSHIP


                         By:
                              ----------------------------
                              Frederick Kleisner